Exhibit 10.1

PLACEMENT AGENCY AGREEMENT

September 28, 2018

Taglich Brothers, Inc.

790 New York Avenue, Suite 209

Huntington, New York 11743

Attn: Robert Schroeder, Vice President Investment Banking

Ladies and Gentlemen:

Introduction. Subject to the terms and conditions herein (this “Agreement”), Air Industries Group, a Nevada corporation (the “Company”), hereby agrees to offer and sell up to an aggregate of 800,000 shares (the “Shares”) of its common stock, $0.001 par value (“Common Stock”), together with five-year warrants (the “Warrants”) to purchase an additional 350 shares of Common Stock for each 1,000 shares of Common Stock purchased, or a total of up to 280,000 shares of Common Stock (the “Warrant Shares”) if all 800,000 Shares are purchased, directly to one or more accredited investors (as defined in Rule 501 (a) of Regulation D under the Securities Act of 1933, as amended) (each, an “Investor” and, collectively, the “Investors”) through Taglich Brothers, Inc. (“Taglich Brothers”), as the exclusive placement agent (the “Placement Agent”). The Offering will commence on September 17, 2018, and terminate on the close of business on September 30, 2018 (the “Initial Offering Period”), which period may be extended by the Company for up to an additional 15 days (this additional period and the Initial Offering Period shall be referred to as the “Offering Period”). The Company may hold a closing at any time during the Offering Period (each, a “Closing” and the first of which is referred to as the “First Closing”).

The purchase price for the Shares and Warrants (the “Securities”) will be $1.25 per Share purchased (the “Purchase Price”).

The exercise price of the Warrants shall be the closing price of a share of Common Stock on the NYSE American on the trading day immediately prior to the First Closing of the purchase of the Securities, subject to certain adjustments in accordance with the terms of the Warrant.

Concurrently with the Offering, the Company shall solicit the holders of its outstanding 8% Subordinated Convertible Notes (the “8% Notes”) to, among other things, postpone the due date thereof to December 31, 2020, decrease the interest payable thereon to 6%, if paid in cash, decrease the conversion price to $1.50 per share and pay the interest accrued thereon through September 30, 2018, in shares of Common Stock valued at the market price thereof.

The Company will enter into subscription agreements with the Investors for the purchase of the Securities (the “Subscription Agreements”). The Placement Agent may retain other brokers or dealers to act as co-placement agents, sub-agents or selected-dealers on its behalf in connection with the Offering.

The Company hereby confirms its agreement with the Placement Agent as follows:

Section 1. Agreement to Act as Placement Agent.

(a) On the basis of the representations, warranties and agreements of the Company herein contained, and subject to all the terms and conditions of this Agreement, the Placement Agent shall be the exclusive Placement Agent in connection with the offering and sale by the Company of the Securities. The Placement Agent shall act solely as the Company’s agent and not as principal. The Placement Agent shall have no authority to bind the Company with respect to any prospective offer to purchase the Securities and the Company shall have the sole right to accept offers to purchase the Securities and may reject any such offer, in whole or in part. Subject to the terms and conditions hereof, payment of the purchase price for, and delivery of, the Securities shall be made at one or more closings. As compensation for services rendered, on the date of each Closing (each, a “Closing Date”), the Company shall pay to the Placement Agent an amount equal to seven percent (7%) of the gross proceeds received by the Company from the sale of the Securities at each Closing of the Offering, payable at the Company’s option, in cash or additional shares of Common Stock and warrants having the same terms and conditions as the Shares and Warrants.

(b) The term of the Placement Agent’s exclusive engagement will be until the completion of the Offering (the “Exclusive Term”); provided, however, that either the Company or the Placement Agent may terminate the engagement with respect to itself at any time upon 10 days written notice to the other parties. Notwithstanding anything to the contrary contained herein, the provisions concerning confidentiality, indemnification and contribution contained herein and the Company’s obligations contained in the indemnification provisions will survive any expiration or termination of this Agreement, and the Company’s obligation to pay fees actually earned and payable and to reimburse expenses actually incurred and reimbursable pursuant to Section 1 hereof, will survive any expiration or termination of this Agreement. Nothing in this Agreement shall be construed to limit the ability of the Placement Agent or its Affiliates to pursue, investigate, analyze, invest in, or engage in investment banking, financial advisory or any other business relationship with Persons (as defined below) other than the Company. As used herein (i) “Persons” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind and (ii) “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”).

(c)       The Company also hereby engages Taglich Brothers to assist it in soliciting consents to the proposed amendments to the 8% Notes from the registered holders of the 8% Notes. The Company shall pay Taglich Brothers a solicitation fee equal to two percent (2%) of the principal amount of 8% Notes of registered holders who consent to the proposed amendments to the 8% Notes, payable, at the Company’s option, in 6% Notes in principal amount equal to the solicitation fee due the placement agent..

Section 2. Representations, Warranties and Covenants of the Company. The Company hereby represents, warrants and covenants to the Placement Agent as of the date hereof, and as of each Closing Date, as follows:

(a) Organization and Qualification. The Company and each of its direct and indirect subsidiaries (the “Subsidiaries”) is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of this Agreement or any other agreement entered into between the Company and the Investors, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement or the Subscription Agreements (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened (“Proceeding”) has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

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(b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement, the Warrants and the Subscription Agreements and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and under the Warrants and Subscription Agreements have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Company’s Board of Directors (the “Board of Directors”) or the Company’s stockholders in connection therewith other than in connection with the Required Approvals (as defined below). This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the transactions contemplated pursuant to the Subscription Agreements, the issuance and sale of the Securities and the Common Stock issuable upon exercise of the Warrants, and the consummation by it of the transactions contemplated hereby and thereby to which it is a party do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s articles or certificate of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien, charge, encumbrance, security interest, encumbrance or other restriction (collectively, “Lien”) upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(d) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement , the Warrants and the Subscription Agreements, other than: (i) the filing of Form D with the Unites States Securities and Exchange Commission (“Commission”), (ii) the filing with the Commission pursuant to Section 4(a); (iii) application(s) to the NYSE AMERICAN (the “Trading Market”) for the listing of the Shares and Warrant Shares for trading thereon in the time and manner required thereby, and (iv) such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(e) Issuance of the Securities; Registration. The Shares and Warrants have been duly authorized, and when issued in accordance with the terms set forth in the Subscription Agreements, will be duly and validly issued, and the Warrants will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms. The Warrant Shares have been duly authorized, and when issued in accordance with the terms thereof, will be duly and validly issued, fully paid and non-assessable, free and clear of all Liens imposed by the Company, other than restrictions on transfer provided for in this Agreement and the Subscription Agreements. The Company has reserved from its duly authorized capital stock a sufficient number of shares of Common Stock for issuance upon the exercise of the Warrants.

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(f) SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(g) Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, and (iii) the Company has not altered its method of accounting.

(h) Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), other than such matters as have been waived by PNC Bank or as disclosed in the SEC Reports, (ii) is in violation of any judgment, decree or order of any court, arbitrator or governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(i) Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by this Agreement and the Subscription Agreements, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Investors or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information which is not otherwise disclosed in the Subscription Agreements. The Company understands and confirms that the Investors will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Investors regarding the Company and, its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(j) No Integrated Offering. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company under the applicable rules of the Trading Market.

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(k) Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(l) Office of Foreign Assets Control. Neither the Company nor any Subsidiary, to the Company's knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(m) Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(n) No General Solicitation. Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Investors and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(o) No Disqualification Events. With respect to the Shares and Warrants to be offered and sold pursuant to the Subscription Agreements in reliance on Rule 506 under the Securities Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Investors a copy of any disclosures provided thereunder.

(p) Other Covered Persons. Other than the Placement Agent, the Company is not aware of any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Securities.

(q) Notice of Disqualification Events. The Company will notify the Placement Agent in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

Section 3. Delivery and Payment. Each Closing shall occur at the offices of the Company, 360 Motor Parkway, Suite 100, Hauppauge, N.Y. 11788, or at such other place as shall be agreed upon by the Placement Agent and the Company. Subject to the terms and conditions hereof, at each Closing payment of the purchase price for the Securities sold on such Closing Date shall be made by Federal Funds wire transfer to the Company against delivery of such Securities or as otherwise set forth in the Subscription Agreements, and such Securities shall be registered in such name or names and shall be in such denominations, as the Placement Agent may request at least one business day before the time of purchase (as defined below).

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Section 4. Covenants and Agreements of the Company. The Company further covenants and agrees with each of the Placement Agents as follows:

(a) Securities Laws Disclosure; Publicity. The Company shall file a Current Report on Form 8-K, including this Agreement, the form of Subscription Agreement and the form of Warrants as exhibits thereto, with the Commission within the time required by the Exchange Act.

(b) Form D. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof upon request of the Placement Agent.

(c) Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares and Warrants in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of the Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

(d) Transfer Agent. The Company will maintain, at its expense, a registrar and transfer agent for the Common Stock.

(e) Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities pursuant to the Subscription Agreements for working capital purposes.

(f) Periodic Reporting Obligations. While any of the Securities remain outstanding, the Company will duly file, on a timely basis, with the Commission all reports and documents required to be filed under the Exchange Act within the time periods and in the manner required by the Exchange Act.

(g) Additional Documents. The Company will enter into any subscription, purchase or other customary agreements as the Placement Agent or the Investors deem necessary or appropriate to consummate the Offering, all of which will be in form and substance reasonably acceptable to the Placement Agent and the Investors. The Company agrees that the Placement Agent may rely upon, and each is a third party beneficiary of, the representations and warranties, and applicable covenants, set forth in any such purchase, subscription or other agreement with Investors in the Offering.

(h) No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(i) Acknowledgment. The Company acknowledges that any advice given by each of the Placement Agent to the Company is solely for the benefit and use of the Board of Directors of the Company and may not be used, reproduced, disseminated, quoted or referred to, without the Placement Agent’s prior written consent.

(j) Confidentiality. The Company acknowledges that this Agreement and all opinions and advice (whether written or oral) given by the Placement Agent to the Company in connection with the Placement Agent’s engagement are intended solely for the benefit and use of the Company. The Company further acknowledges that neither the terms of this Agreement nor any of the Placement Agent’s opinions or financial advice will be disclosed to any third party (other than the Company’s officers, directors, employees and advisors), without the prior written consent of the Placement Agent, except as required by law, regulation, legal or regulatory process, or any order or other action of a court or administrative agency of competent jurisdiction. The Placement Agent agrees that any non-public information relating to the Company or any potential investor received by the Placement Agent from or at the direction of the Company will be used by the Placement Agent solely for the purpose of performing its roles contemplated hereunder and that the Placement Agent will maintain the confidentiality thereof. Notwithstanding the foregoing, the Placement Agent may disclose confidential information hereunder (i) to such of its employees and advisors as the Placement Agent determines have a need to know and who are bound to hold such information confidential, and (ii) to the extent necessary to comply with any order or other action of a court or administrative agency of competent jurisdiction.

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(l) No Partnership. The Company is a sophisticated business enterprise that has retained the Placement Agent for the limited purposes set forth in this Agreement. The parties acknowledge and agree that their respective rights and obligations are contractual in nature. Each party disclaims an intention to impose fiduciary obligations on the other by virtue of the engagement contemplated by this Agreement.

(m) Research Matters. By entering into this Agreement, the Placement Agent does not provide any promise, either explicitly or implicitly, of favorable or continued research coverage of the Company and the Company hereby acknowledges and agrees that the Placement Agent’s selection as a placement agent for the Offering was in no way conditioned, explicitly or implicitly, on the Placement Agent providing favorable or any research coverage of the Company. In accordance with FINRA Rule 2711(e), the parties acknowledge and agree that the Placement Agent has not directly or indirectly offered favorable research, a specific rating or a specific price target, or threatened to change research, a rating or a price target, to the Company or inducement for the receipt of business or compensation.

Section 5. Conditions of the Obligations of the Placement Agent. The obligations of the Placement Agent hereunder shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 2 hereof, in each case as of the date hereof and as of each Closing Date as though then made, to the timely performance by each of the Company of its covenants and other obligations hereunder on and as of such dates, and to each of the following additional conditions:

(a) Corporate Proceedings. All corporate proceedings and other legal matters in connection with this Agreement, and the sale and delivery of the Securities, shall have been completed or resolved in a manner reasonably satisfactory to the Investors and the Placement Agent, and the Placement Agent shall have been furnished with such papers and information as it may reasonably have requested to enable it to pass upon the matters referred to in this Section 5.

(b) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement and prior to each Closing Date, in the Placement Agent’s sole judgment after consultation with the Company, there shall not have occurred any Material Adverse Change or Material Adverse Effect.

(c) Additional Documents. On or before each Closing Date, the Placement Agent shall have received such information and documents as the Placement Agent may reasonably require for the purposes of enabling it to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Placement Agent by notice to the Company at any time on or prior to a Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 6 (Payment of Expenses), Section 7 (Indemnification and Contribution) and Section 8 (Representations and Indemnities to Survive Delivery) shall at all times be effective and shall survive such termination.

Section 6. Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred by the Company in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation: (i) all expenses incident to the issuance, delivery and qualification of the Securities (including all printing and engraving costs); (ii) all fees and expenses of the registrar and transfer agent of the Common Stock; (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities; (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors; and (v) the fees and expenses associated with the listing of the Shares and the Warrant Shares on the Trading Market.

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Section 7. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless the Placement Agent, its affiliates and each person controlling the Placement Agent (within the meaning of Section 15 of the Securities Act), and the directors, officers, agents and employees of the Placement Agent, their affiliates and each such controlling person (the Placement Agent, and each such entity or person. an “Indemnified Person”) from and against any losses, claims, damages, judgments, assessments, costs and other liabilities (collectively, the “Liabilities”), and shall reimburse each Indemnified Person for all fees and expenses (including the reasonable fees and expenses of one counsel for all Indemnified Persons, except as otherwise expressly provided herein) (collectively, the “Expenses”) as they are incurred by an Indemnified Person in investigating, preparing, pursuing or defending any Actions, whether or not any Indemnified Person is a party thereto, (i) caused by, or arising out of or in connection with, any untrue statement or alleged untrue statement of a material fact contained in any SEC Report or Transaction Document or by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) otherwise arising out of or in connection with advice or services rendered or to be rendered by any Indemnified Person pursuant to this Agreement, the transactions contemplated thereby or any Indemnified Person's actions or inactions in connection with any such advice, services or transactions; provided, however, that, in the case of clause (ii) only, the Company shall not be responsible for any Liabilities or Expenses of any Indemnified Person that are finally judicially determined to have resulted solely from such Indemnified Person's (x) gross negligence or willful misconduct in connection with any of the advice, actions, inactions or services referred to above or (y) use of any offering materials or information concerning the Company in connection with the offer or sale of the Securities in the Offering which were not authorized for such use by the Company and which use constitutes gross negligence or willful misconduct. The Company also agrees to reimburse each Indemnified Person for all Expenses as they are incurred in connection with enforcing such Indemnified Person's rights under this Agreement.

(b) Upon receipt by an Indemnified Person of actual notice of an Action against such Indemnified Person with respect to which indemnity may be sought under this Agreement, such Indemnified Person shall promptly notify the Company in writing; provided that failure by any Indemnified Person so to notify the Company shall not relieve the Company from any liability which the Company may have on account of this indemnity or otherwise to such Indemnified Person, except to the extent the Company shall have been prejudiced by such failure. The Company shall, if requested by the Placement Agent, assume the defense of any such Action including the employment of counsel reasonably satisfactory to such Placement Agent, which counsel may also be counsel to the Company. Any Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company has failed promptly to assume the defense and employ counsel or (ii) the named parties to any such Action (including any impeded parties) include such Indemnified Person and the Company, and such Indemnified Person shall have been advised in the reasonable opinion of counsel that there is an actual conflict of interest that prevents the counsel selected by the Company from representing both the Company (or another client of such counsel) and any Indemnified Person; provided that the Company shall not in such event be responsible hereunder for the fees and expenses of more than one firm of separate counsel for all Indemnified Persons in connection with any Action or related Actions, in addition to any local counsel. The Company shall not be liable for any settlement of any Action effected without its written consent (which shall not be unreasonably withheld). In addition, the Company shall not, without the prior written consent of the Placement Agent (which shall not be unreasonably withheld), settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened Action in respect of which indemnification or contribution may be sought hereunder (whether or not such Indemnified Person is a party thereto) unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Person from all Liabilities arising out of such Action for which indemnification or contribution may be sought hereunder. The indemnification required hereby shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

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(c) In the event that the foregoing indemnity is unavailable to an Indemnified Person other than in accordance with this Agreement, the Company shall contribute to the Liabilities and Expenses paid or payable by such Indemnified Person in such proportion as is appropriate to reflect (i) the relative benefits to the Company, on the one hand, and to the Placement Agent and any other Indemnified Person, on the other hand, of the matters contemplated by this Agreement or (ii) if the allocation provided by the immediately preceding clause is not permitted by applicable law, not only such relative benefits but also the relative fault of the Company, on the one hand, and the Placement Agent and any other Indemnified Person, on the other hand, in connection with the matters as to which such Liabilities or Expenses relate, as well as any other relevant equitable considerations; provided that in no event shall the Company contribute less than the amount necessary to ensure that all Indemnified Persons, in the aggregate, are not liable for any Liabilities and Expenses in excess of the amount of fees actually received by the Placement Agent pursuant to this Agreement. For purposes of this paragraph, the relative benefits to the Company, on the one hand, and to the Placement Agent on the other hand, of the matters contemplated by this Agreement shall be deemed to be in the same proportion as (a) the total value paid or contemplated to be paid to or received or contemplated to be received by the Company in the transaction or transactions that are within the scope of this Agreement, whether or not any such transaction is consummated, bears to (b) the fees paid to the Placement Agent under this Agreement.

(d) The Company also agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with advice or services rendered or to be rendered by any Indemnified Person pursuant to this Agreement, the transactions contemplated thereby or any Indemnified Person's actions or inactions in connection with any such advice, services or transactions except for Liabilities (and related Expenses) of the Company that are finally judicially determined to have resulted solely from such Indemnified Person's gross negligence or willful misconduct in connection with any such advice, actions, inactions or services.

(e) The reimbursement, indemnity and contribution obligations of the Company set forth herein shall apply to any modification of this Agreement and shall remain in full force and effect regardless of any termination of, or the completion of any Indemnified Person's services under or in connection with, this Agreement.

Section 8. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company or any person controlling the Company, of its officers, and of the Placement Agent set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Placement Agent, the Company, or any of its partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Shares and Warrants sold hereunder and any termination of this Agreement. A successor to the Placement Agent, or to the Company, its directors or officers or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Agreement.

Section 9. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or sent by recognized overnight courier and confirmed to the parties hereto as follows:

If to the Placement Agent:

Taglich Brothers, Inc.

790 New York Avenue

Huntington, NY 11743

Facsimile: 631 757 2100

Attention: Michael Taglich

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If to the Company:

360 Motor Parkway, Suite 100

Hauppauge, New York 11788

Facsimile: 631 206 9152

Attention: Michael Recca, CFO

With a copy to:

Mandelbaum Salsburg, P.C.

1270 Avenue of the Americas, Suite 1808

New York, New York 10020

Facsimile:

Attention: Vincent J. McGill

E-mail: vmcgill@lawfirm.ms

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 10. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 7 hereof, and to their respective successors, and personal representative, and no other person will have any right or obligation hereunder.

Section 11. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 12. Governing Law Provisions. This Agreement shall be deemed to have been made and delivered in New York City and both this engagement letter and the transactions contemplated hereby shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York, without regard to the conflict of laws principles thereof. Each of the Placement Agent and the Company: (i) agrees that any legal suit, action or proceeding arising out of or relating to this engagement letter and/or the transactions contemplated hereby shall be instituted exclusively in New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waives any objection which it may have or hereafter to the venue of any such suit, action or proceeding, and (iii) irrevocably consents to the jurisdiction of the New York Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. Each of the Placement Agents and the Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company mailed by certified mail to the Company’s address shall be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding, and service of process upon the Placement Agent mailed by certified mail to the Placement Agent’s address shall be deemed in every respect effective service process upon the Placement Agent, in any such suit, action or proceeding. Notwithstanding any provision of this engagement letter to the contrary, the Company agrees that neither the Placement Agent nor its affiliates, and the respective officers, directors, employees, agents and representatives of the Placement Agent, its affiliates and each other person, if any, controlling the Placement Agent or any of their affiliates, shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the engagement and transaction described herein except for any such liability for losses, claims, damages or liabilities incurred by us that are finally judicially determined to have resulted from the bad faith or gross negligence of such individuals or entities. If either party shall commence an action or proceeding to enforce any provision of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

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Section 13. General Provisions.

(a) This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

(b) The Company acknowledges that in connection with the offering of the Securities (i) the Placement Agent has acted at arms’ length, is not an agent of, and owes no fiduciary duties to the Company or any other person, (ii) the Placement Agent owes the Company only those duties and obligations set forth in this Agreement and (iii) the Placement Agent may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Placement Agent arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

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If the foregoing is in accordance with your understanding of our agreement, please sign below whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

AIR INDUSTRIES GROUP
a Nevada corporation

By:	/s/ Michael E. Recca
Name: Michael Recca
Title: Chief Financial Officer

The foregoing Placement Agency Agreement is hereby confirmed and accepted as of the date first above written.

TAGLICH BROTHERS, INC.

By:	/s/ Robert Schroeder
Robert Schroeder
Vice President, Investment Banking

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